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                                                                    EXHIBIT 10.7

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Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                       ADVERTISING AND PROMOTION AGREEMENT

      This Advertising and Promotion Agreement (this "Agreement") is entered into as of October 3, 1999 (the "Effective Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("Yahoo") and Global Sports Interactive, Inc., a Pennsylvania corporation with offices at 555 South Henderson Road, King of Prussia, PA 19406 ("Global Sports").

      WHEREAS, Yahoo is a global Internet media company that offers a network of branded programming; and

      WHEREAS, Global Sports facilitates the online sale of sports related merchandise on behalf of the sporting goods retailers set forth on Exhibit F (the "Global Sports Retailers"); and

      WHEREAS, Global Sports and the Global Sports Retailers will participate in Yahoo's Remote Merchant Integration Program (as defined below); and

      WHEREAS, the parties wish to enter into this Agreement where, subject to the terms contained herein, Yahoo will provide certain marketing services to promote the online sale of sports merchandise by Global Sports and the Global Sports Retailers.

      NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. Definitions.

      The following terms are used in this Agreement with the respective meanings set forth below:

      "Barter Media" shall mean Yahoo's participation in certain mutually agreed upon point of purchase and traditional advertising conducted by or on behalf of Global Sports and/or the Global Sports Retailers, as specified in Exhibit L attached hereto.

      [*]

      "FTC Order" shall mean that certain "Decision and Consent Order" issued by the U.S. Federal Trade Commission on February 5, 1999 against GeoCities, Inc., a California corporation acquired by Yahoo, attached hereto as Exhibit J and any and all subsequent or related official materials, regulations, laws judgements or orders.

      "Games" shall mean those sports contests between two Major League Baseball teams.
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      "Global Sports [*] Sponsorship" shall mean an advertising promotion conducted in accordance with Yahoo's standard [*] Sponsorship terms and conditions, including those set forth in Exhibit I.

      "Global Sports Banner" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B that: (a) promotes the online sale of Sports Merchandise, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 15K, and (f) will permit users to navigate directly to a Page on a Global Sports Site dedicated to Sports Merchandise.

      "Global Sports Banner Category Pages" shall mean those Pages within the Global Sports Banner Categories identified on Exhibit A.

      "Global Sports Banner Keywords" shall mean those keywords identified as such on Exhibit A; provided that, Global Sports shall be permitted to substitute any such keyword for a comparable keyword subject to availability and Yahoo's approval; and provided further that, Yahoo may substitute any Global Sports Banner Keyword for a comparable keyword (based on projected Page Views) in the event that it determines, in its sole discretion, that such substitution is necessary to avoid liability for third-party claims relating to a Global Sports Banner Keyword's use.

      "Global Sports Banner Pages" shall mean the Global Sports Banner Category Pages and Global Sports Banner Search Results Pages.

      "Global Sports Banner Search Results Pages" shall mean those Pages displayed upon a user's search of the Yahoo Main Site for a Global Sports Banner Keyword. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) shall not be considered a search of the Yahoo Main Site for purposes of this definition.

      "Global Sports Brand Features" shall mean the trademarks, service marks, logos and other distinctive brand features of Global Sports and/or the Global Sports Retailers.

      "Global Sports Button" shall mean a link substantially similar in form as that set forth on Exhibit B that: (a) contains a Global Sports Brand Feature (the brand to be one of the Global Sports Retailers chosen by Global Sports in its sole discretion) and has dimensions no larger than 88 pixels wide by 31 pixels high, (b) does not contain animation, (c) has a file size of no greater than 2K, and (d) will permit users to navigate directly to a Page on a Global Sports Site dedicated to Sports Merchandise.

      "Global Sports Button Category Pages" shall mean those Pages within the Global Sports Button Categories identified on Exhibit A.

      "Global Sports Button Keywords" shall mean those keywords identified as such on Exhibit A; provided that, Global Sports shall be permitted to substitute any such keyword for a comparable keyword subject to availability and Yahoo's approval; and provided further that, Yahoo may substitute any Global Sports Button Keywords for a comparable keyword (based on


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projected Page Views) in the event that it determines, in its sole discretion, that such substitution is necessary to avoid liability for third-party claims relating to a Global Sports Button Keyword's use.

      "Global Sports Button Pages" shall mean the Global Sports Button Category Pages and the Global Sports Button Search Results Pages.

      "Global Sports Button Search Results Pages" shall mean those Pages displayed upon a user's search of the Yahoo Main Site for a Global Sports Button Keyword. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) shall not be considered a search of the Yahoo Main Site for purposes of this definition.

      "Global Sports Category Text Link" shall mean a text link substantially similar in form to that set forth in Exhibit B, that: (i) complies with Yahoo's standard specifications for such links and contains two (2) lines of text, (ii) will permit users to navigate directly to a Page on the Global Sports Site dedicated to Sports Merchandise, and (iii) contains up to sixty five (65) characters per text line (including spaces).

      "Global Sports Category Text Link Pages" shall mean those pages within the Sports and Recreation category of the Yahoo Main Site directory.

      "Global Sports [*] Sponsorship" shall mean a multi-faceted promotion comprised of the following three elements [*]: (1) [*]; (2) [*]; and (3) [*]. With respect to the advertising units described in clauses (2) and (3) above, Global Sports shall: (i) provide new creative no less frequently than once every two weeks of the Term, and (ii) ensure that the same creative does not appear on the same Page in more than one Global Sports [*] Sponsorship advertising unit. Further, Global Sports shall ensure that each of the Global Sports [*] Sponsorship advertising units conform to the Yahoo [*] attached as Exhibit N. An illustration of the manner in which the above advertising units could appear is set forth on Exhibit B.

      "Global Sports Chat Athletes" shall mean the following athletes: [*]; provided that, in the event that any such athlete is either unable or unwilling to conduct a chat event, a comparable athlete shall be substituted upon the mutual agreement of the parties.

      "Global Sports [*] Module" shall mean a link similar in form as that set forth on Exhibit B that: (a) promotes the on-line sale of Sports Merchandise,
(b) has dimensions no larger than 120 pixels wide by 120 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 10K, and (f) will permit users to navigate directly to a Page on the Global Sports Site dedicated to Sports Merchandise.

      [*]

      "Global Sports Deliverables Due Date" shall mean (i) for purposes of the Global Sports Deliverables relating to the Global Sports Banner, Global Sports Button and Global Sports [*] Sponsorship October 15, 1999; and (ii) for purposes of all other Global Sports Deliverables,


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October 20, 1999. The parties acknowledge that notwithstanding the foregoing,
Global Sports shall have a continuing obligation to deliver Global Sports Deliverables pursuant to the terms of this Agreement during the Term (e.g., updated product information and creative).

      "Global Sports E-Mail" shall mean an e-mail message offering exclusive offers to Yahoo! Delivers members that: (a) is in HTML format (or text format if sent to email addresses outside of the Yahoo Mail service), (b) has a file size no greater than 30K, (c) has a width not to exceed 425 pixels, (d) does not have "looped" animation, (e) does not have any animation longer than six seconds, (f) does not contain Java, JavaScript, frames, ActiveX, dynamic HTML or background colors, (g) is free from technical errors and passes the "weblint validation checker" (or similar tool utilized by Yahoo), (h) addresses users as Yahoo! Delivers Members (e.g. An exclusive offer for Yahoo! Delivers members.), and (i) contain the following subject line: "Yahoo! Delivers: A Special Offer from Global Sports." This offer shall be an exclusive offer to Yahoo! Delivers Members. In addition, the Global Sports E-Mail shall comply in all respects with Yahoo's standard guidelines for such promotions as set forth in Exhibit_O which, together with the Global Sports E-Mail specifications set forth above, may be modified by Yahoo at its sole discretion.

      "Global Sports [*] Module" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B that: (a) has dimensions no larger than 100 pixels wide by 67 pixels high, (b) does not contain animation, (c) has a file size of no greater than 2K, (d) is a JPEG formatted file, (e) describes an offer directly related to the sport referenced on the Page on which the Global Sports [*] Module appears, and (f) will permit users to navigate directly to a Page on the Global Sports Site dedicated to Sports Merchandise.

      "Global Sports [*] Promotion" shall mean a promotion that will include the Global Sports [*] Promotion Banner and in all cases comply with Yahoo's current [*] promotion guidelines set forth at: [*] (for promotions hosted by Global Sports) or [*] (for promotions hosted by Yahoo).

      "Global Sports [*] Promotion Banner" shall mean a promotion substantially similar in form as that set forth on Exhibit B that complies with Yahoo's current [*] promotion banner specifications as detailed in the applicable urls set forth in the definition of Global Sports [*] Promotion.

      "Global Sports [*] Sponsorship" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B offered in connection with specific Games that is comprised of the following elements: (a) [*], (ii) has a file size no greater that 2K, (iii) contains no animation, and
(iv) links to a Page on the Global Sports Site dedicated to Sports Merchandise; and (b) a GIF or JPEG integrated into the user experience that is (i) 300 pixels wide and 150 pixels tall, (ii) no larger than 12K in file size, (iii) contains no more than six seconds of animation (with no looping), and links to a Page on the Global Sports Site dedicated to Sports Merchandise. The elements referenced in clauses (a) and (c) above shall appear on each Page devoted to coverage of the applicable Game.


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      "Global Sports [*] Module" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B that contains one of the following elements, as mutually agreed by the parties:

      (a) a graphical image that (i) has dimensions no larger than 88 pixels wide by 31 pixels high, (ii) is no greater in file size than 2K,
            (iii) contains no animation, and (iv) has three text links below the image, each of which will consist of no more than 15 characters (including spaces). The image and the text links will permit users to navigate directly to a Page on a Global Sports Site dedicated to Sports Merchandise.

      (b) a graphical image that (i) has dimensions no larger than 120 pixels wide by 90 pixels high, (ii) is no greater in file size than 4K,
            (iii) contains no animation, and (iv) has one text link below the image which will consist of no more than 15 characters (including spaces). The image and the text links will permit users to navigate directly to a Page on a Global Sports Site dedicated to Sports Merchandise.

      "Global Sports Link" shall mean any Link to the Global Sports Site or Global Sports RMI Site placed by Yahoo under and in accordance with this Agreement.

      "Global Sports [*]" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B that: (a) has dimensions no larger than 60 pixels wide by 60 pixels high, (b) does not contain animation,
(c) has a file size of no greater than 2.5K, (d) is a JPEG formatted file, (e) contains not more than 40 characters of text description (including spaces) and
(f) will permit users to navigate directly to a Page on a Global Sports Site dedicated to the on-line purchase of Sports Merchandise.

      "Global Sports [*] Module" shall mean a link similar in form as that set forth on Exhibit B that: (a) promotes the on-line sale of Sports Merchandise,
(b) has dimensions no larger than 120 pixels wide by 120 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 12K, and (f) will permit users to navigate directly to a Page on a Global Sports Site dedicated to Sports Merchandise.

      "Global Sports News Banner" shall mean the Global Sports Banner delivered on certain Pages throughout Yahoo News.

      "Global Sports [*] Module" shall mean a custom designed advertising unit mutually agreed upon by the parties; provided that, such advertising unit shall in all respects comply with Yahoo's standard advertising specifications and the "look and feel" of Yahoo News.

      "Global Sports [*] Sponsorship" shall mean an advertising promotion offered in connection with Yahoo! [*] that: (a) promotes the on-line sale of Sports Merchandise, (b) has dimensions no larger than 120 pixels wide by 90 pixels high, (c) does not have any animation, (d) has a file size of no greater than 4K, (e) has a single text links below the image, which will consist of no more than 26 characters (including spaces), and (f) will permit users to navigate directly to a Page on a Global Sports Site relating to the Global Sports [*] Sponsorship content.


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      "Global Sports [*] Sponsorship" shall mean an advertising promotion substantially similar in form as that set forth on Exhibit B offered in connection with specific Sports Events that is comprised of the following elements: (a) a [*] that (i) is 170 pixels in width by 40 pixels in height, (ii) has a file size no greater that 2K, (iii) contains no animation, and (iv) links to the Global Sports Site; (b) a [*] that is (i) 150 pixels wide and 15 pixels tall, (ii) no larger than 1.5K in file size, (iii) contains no animation, and links to the Global Sports Site; and (c) a Global Sports Banner. The elements referenced in clauses (a) and (c) above shall appear on each Page devoted to coverage of the applicable Sports Event.

      "Global Sports Retailer" shall mean the branded merchandisers of sports merchandise with whom Global Sports has entered into online marketing relationships as set forth and subject to the qualifications on Exhibit F. Global Sports will have the right to add other branded merchandisers of sports merchandise with whom Global Sports enters into online marketing relationships to Exhibit F during the Term subject to Yahoo's prior written approval which shall not be unreasonably withheld. For clarity, only those merchandisers set forth on Exhibit F will be promoted under this Agreement unless and until Yahoo approves the addition of new merchandisers and such merchandisers are included in Yahoo's Remote Merchant Integration Program.

      "Global Sports Revenue" shall mean the sum of the aggregate revenue received by or on behalf of Global Sports from the sale of Sports Merchandise to a user who arrived on the Merchant Pages (as defined in the Yahoo! Remote Merchant Integration Agreement attached hereto as Exhibit G) through a Global Sports Link during the same on-line session, less shipping and handling, shipping insurance charges, amounts collected for sales or use or other applicable taxes or duties, credit card processing fees, and refunds, rebates paid, and chargebacks for returned or canceled goods or services. For clarity, it is understood that Global Sports Revenue does not include revenue from sales made through the Global Sports Site (as opposed to the Merchant Pages, which are displayed by Yahoo through a proxy server).

      "Global Sports RMI Site" shall mean any web site that is operated by Global Sports on behalf of Global Sports or a Global Sports Retailer and has been included in Yahoo's Remote Merchant Integration Program and is primarily dedicated to the on-line purchase of Sports Merchandise.

      "Global Sports Shopping Banner" shall mean an advertising promotion substantially similar in form as the Global Sports Banner that: (a) promotes the online sale of the Sports Merchandise featured on the Global Sports Shopping Search Results Pages on which the Global Sports Banner appears, (b) has dimensions no larger than 468 pixels wide by 60 pixels high, (c) does not have "looped" animation, (d) does not have any animation longer than six seconds, (e) has a file size of no greater than 15K, and (f) will permit users to navigate directly to a Page on a Global Sports RMI Site relevant to the Global Sports Shopping Banner's content.

      "Global Sports Shopping Keywords" shall mean those keywords identified as such on Exhibit A; provided that, Global Sports shall be permitted to substitute any such keyword for a comparable keyword subject to availability and Yahoo's approval; and provided further that, Yahoo may substitute any Global Sports Shopping Keyword for a comparable keyword (based


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on projected Page Views) in the event that it determines, in its sole discretion, that such substitution is necessary to avoid liability for third-party claims relating to a Global Sports Shopping Keyword's use.

      "Global Sports Shopping Search Results Pages" shall mean those Pages displayed upon a user's search of Yahoo Shopping for a Global Sports Shopping Keyword.

      "Global Sports Site" shall mean any web site that is operated by Global Sports on behalf of Global Sports or a Global Sports Retailer and is primarily dedicated to the on-line purchase of Sports Merchandise.

      "Independent, Industry-Recognized Third Party" shall mean a three person panel chosen as follows: each party shall choose one individual and the two individuals so chosen shall together choose a third individual, with the three chosen individuals serving together as the Independent, Industry-Recognized Third Party.

      "Launch Date" shall mean the first date on which Yahoo: (i) activates a Global Sports Button and fixed advertising unit of the Global Sports [*] Sponsorship; and (ii) inserts the Global Sports Banner into Yahoo's advertising rotation system.

      "Link" or "link" means a visible graphic or textual indication located within a Page which, when selected by a user, directs the user's internet browser connection onward to a specified Page on the same or any other web site via a uniform resource locator (whether perceptible or not) and which establishes a direct connection between the browser and the new Page.

      "Page" means any World Wide Web page (or, for online media other than Web sites, the equivalent unit of the relevant protocol).

      "Page View" shall mean a user's request for a Page as measured by Yahoo's advertising reporting system.

      "Paid Advertising" shall mean third-party promotions for which Yahoo receives compensation (either in the form of cash or barter) from the party being promoted (or a third-party acting on behalf of such promoted party).

      "Quarter" means a three-month period beginning on the Launch Date or any date that is a multiple of three months after the Launch Date (e.g., if the Launch Date is November 1, any three month period beginning on November 1, February 1, May 1, or August 1).

      "Sports Events" shall mean those sports-related events set forth on Exhibit E.

      "Sports Memorabilia" shall mean Sports Merchandise that is unique and worthy of remembrance.


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      "Sports Merchandise" shall mean sports-related equipment (e.g., bats, balls, exercise equipment, team sports equipment, golf equipment), sports related clothing (e.g., team jerseys, footwear and exercise clothing) and other sports related products typically available in sporting goods stores. Sports Merchandise shall not be deemed to include any: (i) books (in print, electronic, or audio form), (ii) videos, (iii) compact discs, (iv) computer software, (v) items not typically found in a sporting goods store, or (vi) Sports Memorabilia. Notwithstanding the foregoing and anything else to the contrary in this Agreement, "Sports Merchandise" shall be deemed to include Sports Memorabilia for the purpose of permitting Global Sports to: (a) sell Sports Memorabilia on the Global Sports Site and the Global Sports RMI Site, and (b) promote Sports Memorabilia through the Global Sports Links. Further, subject to the criteria set forth elsewhere in this Agreement (for example, that certain Global Sports Links must link directly to a Page dedicated to Sports Merchandise) the parties agree that nothing in this Agreement is intended to limit or restrict in any manner the products that Global Sports and the Global Sports Retailers may offer for sale and sell through the Global Sports Site.

      "Sports Merchandise Merchant" shall mean an entity, [*] that derives at least fifty percent (50%) of its revenue through the sale of Sports Merchandise.

      "Sports Merchandise Merchant Program" shall mean Yahoo's program consisting of certain sports-related marketing, advertising and promotional activities as further described in this Agreement.

      "Term" shall mean the period beginning on the Effective Date and continuing for a period of fifteen (15) months following the Launch Date (e.g., if the Launch Date is November 3, 1999, the Term shall extend through February 3, 2001), or until this Agreement is otherwise terminated pursuant to Section 14.

      "Yahoo Alerts" shall mean that Yahoo service whereby Yahoo registered users may choose to be automatically notified via e-mail messages about certain topics, products or services.

      "Yahoo Brand Features" shall mean the trademarks, service marks, logos and other distinctive brand features of Yahoo.

      "Yahoo Clubs" shall mean Yahoo's U.S. targeted clubs property currently located at http://clubs.yahoo.com.

      "Yahoo GeoCities" shall mean Yahoo's U.S. targeted community based website currently located at http://geocities.yahoo.com.

      "Yahoo GeoCities Affiliate Program" shall mean that program where homesteaders on Yahoo GeoCities have an opportunity to place a link on their homestead to participating merchants web sites in return for payments from such participating merchants.

      "Yahoo Get Local" shall mean Yahoo's U.S. targeted localized community directory property.


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      "Yahoo Main Site" shall mean Yahoo's principal U.S. targeted directory to the World Wide Web currently located at http://www.yahoo.com and does not include any: (i) international targeted web sites within the yahoo.com domain (e.g., http://espanol.yahoo.com), (ii) any Yahoo Properties not within the yahoo.com domain (e.g., http://www.broadcast.com), or (iii) any web sites not currently within the yahoo.com domain that Yahoo may add during the Term.

      "Yahoo Message Boards" shall mean Yahoo's U.S. targeted message board property currently located at http://messages.yahoo.com.

      "Yahoo News" shall mean Yahoo's principal U.S. targeted news property currently located at http://dailynews.yahoo.com.

      "Yahoo Outdoors" shall mean Yahoo's U.S. targeted outdoors property that Yahoo intends to develop locate at http://outdoors.yahoo.com.

      "Yahoo Points" shall mean that promotional program that Yahoo intends to develop whereby Yahoo users earn points that can be redeemed for merchandise contributed by participating merchants.

      "Yahoo Properties" shall mean any Yahoo branded or co-branded media properties, including, without limitation, Internet guides, that are developed in whole or in part by Yahoo or its affiliates.

      "Yahoo's Remote Merchant Integration Program" shall mean that program through which Yahoo integrates the web sites of remote on-line merchants into Yahoo Shopping.

      "Yahoo's Remote Merchant Integration Program Agreement" shall mean the agreement set forth on Exhibit G.

      "Yahoo Shopping" shall mean Yahoo's U.S. targeted shopping property currently located at http://shopping.yahoo.com.

      "Yahoo Shopping Front Page Anchor Position" shall mean an advertising placement comprised of the following element which will not contain animation: a rotating advertising unit no larger than 120 pixels wide by 30 pixels high, with a file size no more than 2K, and a Global Sports Brand Feature that will permit users to navigate directly to a Page in the Global Sports RMI Site.

      "Yahoo Shopping Outdoors Text Link" shall mean a text link substantially similar in form to that set forth in Exhibit B, that: (i) is displayed on Yahoo Outdoors and promotes, on a rotating basis, individual Global Sports Retailers; and (ii) links to a Page within Yahoo Shopping's sports category.

      "Yahoo Shopping Sports Text Link" shall mean a text link substantially similar in form to that set forth in Exhibit B, that: (i) Yahoo will use commercially reasonable efforts to ensure is


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always displayed on Yahoo Sports (except Yahoo fantasy sports registration Pages and game channel application Pages) and promotes, on a rotating basis, individual Global Sports Retailers (and only Global Sports Retailers); and (ii) links directly to a Page within Yahoo Shopping's sports and recreation category.

      "Yahoo Sports" shall mean Yahoo's U.S. targeted sports property currently located at http://sports.yahoo.com.

      "Yahoo U.S. Targeted Property" shall mean the Yahoo Main Site and Yahoo GeoCities.

2. Global Sports Banner, News Banner and [*] Promotion.

      2.1 Yahoo will provide the Global Sports Banner, on a rotating basis until its Page View obligations are met, in the North banner position on the Global Sports Banner Pages.

      2.2 Yahoo will provide the Global Sports News Banner on a rotating basis until its Page View obligations are met.

      2.3 Yahoo shall provide one Global Sports [*] Promotion per Quarter of the Term.

3. Global Sports Button.

      Yahoo will provide the Global Sports Button on the Global Sports Button Pages until its Page View obligations are met. The parties acknowledge and agree that the Global Sports Button's placement on the Global Sports Button Pages shall [*] with the buttons of any other merchants displayed on such Pages (subject to Section 11). Yahoo shall provide up to three (3) text links to accompany the Global Sports Button on the Global Sports Button Pages. In no case shall any Global Sports Button text link exceed sixteen (16) characters (including spaces). Further, each Global Sports Button text link shall promote Sports Merchandise and permit users to navigate via a link directly to a Page on a Global Sports Site relating to the Sports Merchandise relevant to the Global Sports Button Page on which such text link appears.

4. Global Sports [*] Sponsorship and Related Opportunities.

      4.1 Yahoo shall provide the Global Sports [*] Sponsorship within the [*] (or similarly named) category of Yahoo Shopping throughout the Term. Within such Yahoo Shopping category search results Pages, Yahoo shall provide those Global Sports Retailers' products that match directly user's search queries, listing prominence over all other Sports Merchandise Merchants products.


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      4.2   [*] charge beyond that set forth in this Agreement, pursuant to
            Yahoo's standard applicable terms and conditions (i) Yahoo shall provide Global Sports the opportunity to participate, in Yahoo Alerts, Yahoo Points, and in the Yahoo Shopping Front Page Anchor Position on a rotating basis; and (ii) Global Sports shall participate in the Yahoo GeoCities Affiliate Program.

5. Global Sports Category Text Link, Yahoo Shopping Sports Text Link and Yahoo Shopping Outdoors Text Link.

      5.1 Yahoo will provide the Global Sports Category Text Link, on a rotating basis until its Page View obligations are met, on the Global Sports Category Text Link Pages.

      5.2 Yahoo will provide the Yahoo Shopping Sports Text Link throughout the Term.

      5.3 Yahoo will provide the Yahoo Shopping Outdoors Text Link throughout the Term.

6. Global Sports [*] Module, [*] Module, [*] Module, [*] Module and [*] Module.

      6.1 Yahoo will provide the Global Sports [*] Module, on a rotating basis until its Page View obligations are met, in the East module position on Pages within Yahoo Sports that comprise Yahoo's [*].

      6.2 Yahoo will provide the Global Sports [*] Module, on a rotating basis until its Page View obligations are met, in the East module position throughout Pages in Yahoo Get Local.

      6.3 Yahoo will provide the Global Sports [*] Module, on a rotating basis until its Page View obligations are met, in the West module position throughout Pages in Yahoo Clubs.

      6.4 Yahoo will provide the Global Sports [*] Module, on a rotating basis until its Page View obligations are met, in the East module position throughout Pages in Yahoo Message Boards.

      6.5 Yahoo will provide the Global Sports [*] Module, on a rotating basis until its Page View obligations are met, within Yahoo News.

7. Global Sports [*] and Global Sports Shopping Banner.


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      7.1   Yahoo will provide the Global Sports [*], on a rotating basis until its Page View obligations are met, on the index pages of each of the sports included in Yahoo Sports (e.g. the index page for the NFL, http://sports.yahoo.com/nfl/).

      7.2 Yahoo shall provide the Global Sports Shopping Banner on the Global Sports Shopping Search Results Pages throughout the Term.

8. Global Sports [*] Sponsorship, [*] Sponsorship, [*] Sponsorship and [*] Sponsorship.

      8.1 Yahoo shall provide the Global Sports [*] Sponsorship throughout the Term.

      8.2 Yahoo shall provide the Global Sports [*] Sponsorship on a rotating basis within coverage in Yahoo Sports for the Sports Events until its Page View obligations are met.

      8.3 Yahoo shall provide the Global Sports [*] Sponsorship throughout the Term.

      8.4 During the Term, Yahoo will provide the Global Sports [*] Sponsorship in connection with two (2) chat events per each of the Global Sports Chat Athletes (for a total of 12 chat events during the Term).

9. Global Sports E-Mail.

      During the Term, Yahoo will deliver [*] Global Sports E-Mails through the Yahoo! Delivers program. In all cases, Global Sports E-Mails shall be delivered only (x) to those registered users of Yahoo's U.S. targeted e-mail service that have indicated during the registration process for such service a willingness to receive promotional solicitations via Yahoo Mail; and (y) in accordance with Yahoo's privacy policy. The text of the Global Sports E-Mail shall be provided by Global Sports, consistent with Yahoo's standard policies and guidelines for such messages as set forth in Exhibit O, and shall be subject to Yahoo's prior approval (which shall not be unreasonably withheld). Yahoo will provide Global Sports with three agreed-upon attributes (e.g., age, gender, occupation) that may be used to target to registered users who receive the Global Sports E-Mails.

10. Implementation.

      10.1 Subject to the provisions of this Agreement, Yahoo will be solely responsible for the user interface and serving of the Global Sports Links and Global Sports E-Mail, and Global Sports shall be solely responsible for and shall provide Yahoo with all artwork and design elements of the Global Sports Links and Global Sports E-Mail. Prior to the Launch Date, Yahoo shall designate an account manager (which shall be subject to change at Yahoo's discretion) to manage the


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            implementation of the Global Sports Links and serve as a liaison between Global Sports and Yahoo during the Term.

      10.2 Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of the Global Sports Links and/or any Yahoo Property on which the Global Sports Links are displayed or otherwise. In the event such a modification materially and adversely affects any specific Global Sports Link, Yahoo will provide Global Sports, as its sole remedy, a comparable promotional placement on the Yahoo Properties mutually agreed upon by the parties. In the event that the parties are unable to reach agreement with respect to the implementation of this Section 10.2, the parties shall appoint an Independent, Industry-Recognized Third Party to resolve the matter. All fees and expenses of an Independent, Industry-Recognized Third Party appointed pursuant to this Section
            14.1 shall be shared equally be both parties.

      10.3 Global Sports shall execute the Remote Merchant Integration Program Agreement in its own name on behalf of itself and the Global Sports Retailers as of the Effective Date. During the Term, Global Sports shall adhere to the terms set forth therein, and shall ensure that the Global Sports Retailers adhere to the terms set forth therein and in this Agreement. Global Sports represents and warrants that it has the right to enter into the Remote Merchant Integration Program Agreement and this Agreement in its own name on behalf of itself and the Global Sports Retailers.

      10.4 Global Sports shall provide Yahoo all URLs, URL formats (as applicable), content, and other materials necessary for Yahoo to provide the Global Sports Links and Global Sports E-Mail (the "Global Sports Deliverables") on or before the Global Sports Deliverables Due Date. All content and material contained in the Global Sports Links and Global Sports E-Mail shall be subject to Yahoo's approval, which shall not be unreasonably withheld, and must comply with all applicable federal, state and local laws, rules and regulations, including, without limitation, consumer protection laws and rules and regulations governing product claims, truth in labeling, and false advertising. Yahoo shall activate the Global Sports Links within twenty (20) days of its receipt of the Global Sports Deliverables. It is understood and agreed that as between Yahoo and Global Sports, Global Sports will determine, in its sole discretion, which of the Global Sports Retailers are promoted by means of those Global Sports Links that link to the Global Sports Site. Furthermore, subject to the criteria set forth elsewhere in this Agreement (for example, that certain Global Sports Links must link directly to a Page dedicated to Sports Merchandise), Global Sports will determine which Page within the Global Sports Site is linked to directly from each Global Sports Link. It is understood and agreed that: (i) Global Sports shall make available no less than the following four (4) Global Sports Retailers for promotion through the Global Sports [*] Sponsorship: The Athletes Foot, Michigan Sporting Goods Distributors, Inc., Sport Chalet, and The Sports Authority; and (ii) all of the


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            Global Sports Retailers shall participate in the Yahoo Remote
            Merchant Integration Program.

      10.5 (a) Global Sports hereby grants to Yahoo a non-exclusive, worldwide, fully paid, revocable license during the Term to use, reproduce and display the Global Sports Brand Features (i) to indicate the location of the Global Sports Links as set forth herein and (ii) in connection with the marketing and promotion of Global Sports and/or the Global Sports Retailers in the Yahoo Properties. All use of the Global Sports Brand Features by Yahoo hereunder will inure solely to the benefit of Global Sports and the Global Sports Retailers. Except for the limited license granted above, Global Sports and the Global Sports Retailers retain all right, title, and interest in and to the Global Sports Brand Features, and Yahoo agrees that it will do nothing inconsistent with their ownership of the Global Sports Brand Features. Without limiting the generality of the foregoing, Yahoo agrees that it will not use any Global Sports Brand Features other than in accordance with the terms of this Agreement.

            (b) Yahoo hereby grants to Global Sports a non-exclusive, worldwide, fully paid, revocable license during the Term to use, reproduce and display the Yahoo Brand Features (i) pursuant to Section 10.7 and
            (ii) in connection with Global Sports' furnishing of the Barter Media. All use of the Yahoo Brand Features by Global Sports hereunder will inure solely to the benefit of Yahoo. Except for the limited license granted above, Yahoo retains all right, title, and interest in and to the Yahoo Brand Features, and Global Sports agrees that it will do nothing inconsistent with Yahoo's ownership of the Yahoo Brand Features. Without limiting the generality of the foregoing, Global Sports agrees that it will not use any Yahoo Brand Feature other than in accordance with the terms of this Agreement.

      10.6  [*]

      10.7 Global Sports shall place a Yahoo graphic link on those Pages of the Global Sports Sites to which users click-through from any link Global Sports Link. Such Yahoo graphic link shall (a) be placed in a manner determined by Global Sports that is acceptable to Yahoo, (b) contain the Yahoo name and logo as provided by Yahoo, (c) directly link the user back to a Page designated by Yahoo on the Yahoo Properties, and (d) not necessarily appear to users who do not arrive at the Global Sports Site directly through a Global Sports Link.

      10.8 Global Sports shall design and operate the Global Sports Site to (i) handle [*] simultaneous requests, (ii) have a minimum [*] uptime and maximum [*] downtime per Quarter (except for planned downtime which may be required for system enhancements, upgrades and preventative maintenance), and (iii) ensure that the Global Sports Site's data transfers to the Yahoo Main Site initiate within fewer than eight
            (8) seconds, on average, of request.


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11. [*]

      11.1  [*]

      11.2  [*]

      11.3  [*]

      11.4  [*]

12. Page Views.

      12.1 With respect to the Global Sports Links, Yahoo shall deliver a minimum of [*] Page Views (for clarity, such total shall not include Page Views of the Global Sports [*] Sponsorship, Global Sports [*] Sponsorship, Global Sports [*] Sponsorship, Global Sports [*] Sponsorship). Yahoo will use commercially reasonable efforts to deliver such Page Views evenly throughout the Term provided that Yahoo has the ability to influence and control the delivery of such Page View (e.g., Yahoo does not have the ability to influence and control the allocation of Page Views in connection with seasonal sporting events or front page promotions).

      12.2  Yahoo will deliver such Page Views as follows:

            o [*] Page Views of the Global Sports [*] Module, Global Sports [*] Promotion, and/or Global Sports [*] Module; provided that, Yahoo agrees to use commercially reasonable efforts to deliver the Page Views as follows: [*] Page Views of the Global Sports [*] Module, [*] Page Views of the Global Sports [*] Promotion, and [*] Page Views of the Global Sports [*] Module;

            o [*] Page Views of the Global Sports Button and/or Global Sports Banner; provided that, Yahoo agrees to use commercially reasonable efforts to deliver the Page Views as follows: [*] Page Views of the Global Sports Button and [*] Page Views of the Global Sports Banner;

            o [*] Page Views of the Global Sports [*] and/or Global Sports [*] Sponsorship; provided that, Yahoo agrees to use commercially reasonable efforts to deliver the Page Views as follows: [*] Page Views of the Global Sports [*], and [*] Page Views of the Global Sports [*] Sponsorship;

            o     [*] Page Views of the Global Sports [*] Module;

            o     [*] Page Views of the Global Sports [*] Promotion Banner;

            o     [*] Page Views of the Global Sports Category Text Link;

            o [*] Page Views of the Global Sports [*] Module and/or Global Sports News Banner provided that, Yahoo agrees to use commercially reasonable efforts to


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                  deliver the Page Views as follows: [*] Page Views of the
                  Global Sports [*] Module and [*] Page Views of the Global Sports News Banner; and

            o [*] Page Views of the Yahoo Shopping Sports Text Link and/or Yahoo Shopping Outdoors Text Link; provided that, Yahoo agrees to use commercially reasonable efforts to deliver the Page Views as follows: [*] Page Views of the Yahoo Shopping Sports Text Link and [*] Page Views of the Yahoo Shopping Outdoors Text Link.

      12.3 In the event that Yahoo fails to deliver the minimum number of Page Views as set forth above at the expiration of the Term, Yahoo will "make good" the shortfall within [*] after the end of the Term until such Page View obligation is satisfied. If Yahoo is unable to fulfill its Page View obligations through the original promotion during this additional period, Yahoo will then have an additional [*] to deliver the required number of Page Views through a comparable promotion acceptable to Global Sports (such three month period, together with the six month period described in the preceding sentence, being referred to collectively as the "Make Good Period"). The provisions set forth in this Section 12.3 set forth the entire liability of Yahoo, and Global Sports' sole remedy, for Yahoo's breach of its Page View obligations set forth in Sections
            12.1 and 12.2 during the Term. [*]

      12.4 In the event that Global Sports desires to substitute portions of the promotions set forth in this Agreement (the "Swap Inventory") for alternative promotions in the Yahoo Main Site, Yahoo shall use commercially reasonable efforts to accommodate such request (a "Change Request") based on inventory availability; provided that, Global Sports agrees that (i) it shall make no Change Requests prior to the date that is [*] after the Launch Date; (ii) it shall make no more than [*] Change Request per each Quarter of the Term; (iii) no Change Request shall involve altering more than [*] of any Swap Inventory scheduled for a given Quarter (e.g., if Yahoo has scheduled delivery of [*] Page Views of the Global Sports Banner for a given Quarter of the Term, a Change Request may involve the substitution of no more than [*] Page Views of the Global Sports Banner for such Quarter); (iv) Global Sports shall provide Yahoo no less than [*] written notice prior to the date it desires any Change Request to take effect; and (v) any substitute inventory delivered by Yahoo pursuant to a Change Request shall be scheduled for delivery (x) within [*] of the month in which such inventory was originally scheduled, and (y) within the Term.

      12.5 For purposes of determining the amount of inventory, specifications and placement that may be substituted for Swap Inventory pursuant to a Change Request, the Swap Inventory shall be valued, on a pro-rata basis, in a manner mutually agreed upon by the parties. The substitute inventory shall be valued in a manner mutually agreed upon by the parties. In the event that the parties cannot mutually agree on valuations to be determined pursuant to this Section 12.5, then the Change Request relating to such valuations shall be deemed withdrawn.


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      12.6  During the Term, Yahoo will provide Global Sports access to an electronic database that tracks the delivery of Page Views under this Agreement. Such database will be updated in accordance with Yahoo's standard updating procedures at least once per Quarter.

13. Compensation.

      13.1 In consideration of Yahoo's performance and obligations as set forth herein, Global Sports will compensate Yahoo in an amount equal to [*) as set forth below. Solely for the purpose of Global Sports calculating costs associated with the Global Sports Retailers' cooperative marketing fund, the parties agree that the cpm associated with the Global Sports Links promoted in this Agreement is [*]; provided that, under no circumstances shall such figure (i) have any bearing on the relationship between Yahoo on the one hand and Global Sports or the Global Sports Retailers on the other hand (whether in case of a breach or termination of this Agreement, or otherwise), or (ii) be used for any other purpose (e.g., reselling inventory, which is not permitted under this Agreement).

      13.2 Set Up Fee. In consideration of Yahoo's design, consultation and development of the Global Sports Links, Global Sports shall pay to Yahoo a non-refundable, non-creditable fee of [*] (the "Set-Up Fee"). The Set-Up Fee shall be due and paid by Global Sports on the Effective Date.

      13.3 [*] Fee. In consideration of Yahoo's performance and obligations as set forth in Section 11, Global Sports will pay Yahoo a non-refundable, non-creditable fee equal to [*]. Such fee shall be due and paid to Yahoo as follows: (i) [*] on October 15, 1999; (ii) [*] on January 15, 2000; (iii) [*] on April 15, 2000; (iv) [*] on
            July 15, 2000; and (v) [*] on October 15, 2000.

      13.4 Slotting Fee. In consideration of Yahoo's performance and obligations as set forth in Sections 2 through 9, Global Sports will pay Yahoo a non-refundable, non-creditable fee equal to [*]. Such fee shall be due and paid to Yahoo as follows: (i) [*] on October 15, 1999; (ii) [*] on January 15, 2000; (iii) [*] on April 15, 2000;
            (iv) [*] on July 15, 2000; and (v) [*] on October 15, 2000.

      13.5 Revenue Share. In addition to the fees set forth in Sections 13.2 through 13.4 above, Global Sports shall pay to Yahoo a non-refundable, non-creditable fee equal to [*] percent of any Global Sports Revenue earned during the Term (the "Revenue Share Fee"). In accordance with the definition of Global Sports Revenue, it is understood that Global Sports Revenue does not include revenue from sales made through the Global Sports Site (as opposed to the Merchant Pages, which are displayed by Yahoo through a proxy server). The Revenue Share Fee shall be paid by Global Sports to Yahoo on a quarterly basis within thirty (30) days following the last day of each calendar quarter of the Term. The Revenue Share Fee payments will be accompanied by a written report that


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            includes: (i) the total dollar amount of Global Sports Revenue earned during the applicable period, and (ii) a calculation of the Revenue Share Fee.

      13.6 Payment Information. All payments herein are non-refundable and non-creditable and shall be made by Global Sports via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on Exhibit C.

      13.7 Late Payments. Any portion of the above payments which has not been paid to Yahoo within fifteen (15) days of the dates set forth above shall bear interest at the lesser of (i) one percent (1%) per month or (ii) the maximum amount allowed by law. Notwithstanding the foregoing, any failure by Global Sports to make the payments specified in Sections 13.2 through 13.5 on the dates set forth therein shall constitute a material breach of this Agreement.

      13.8 Audit Rights. Global Sports shall maintain records of all activities relating to the Revenue Share Fee. Global Sports shall permit a reputable independent certified public accounting firm designated by Yahoo and reasonably acceptable to Global Sports to have access, at a mutually agreed upon time during normal business hours, to its records and books of account that relate to the Revenue Share Fee. Such audits shall not be required more often than once every twelve
            (12) month period of the Term, provided, however, that Yahoo may audit Global Sports within three (3) months of any audit in which a discrepancy of ten percent (10%) or greater is discovered. If such a discrepancy is discovered, Global Sports shall pay the amount of the error to Yahoo within ten (10) days of such error's discovery. Yahoo will pay the cost of any audit conducted pursuant to this Section 13.8, provided, however, that if a discrepancy of ten percent (10%) or greater is discovered through any such audit, Global Sports shall pay such audit's costs. At Global Sports' request, Yahoo will require the accounting firm to sign a standard confidentiality agreement acceptable in form and substance to Global Sports, and the results of any such audit will be considered confidential information of both parties subject to the Mutual Nondisclosure Agreement Terms attached hereto as Exhibit D.

      13.9 Barter Media. During the Term, Global Sports shall provide Yahoo no less than [*] of Barter Media. The Barter Media's delivery and value shall be mutually agreed upon by the parties in accordance with the terms attached as Exhibit L. In the event that Global Sports terminates this Agreement pursuant to Section 14.4, Global Sports agrees to continue to provide the Barter Media until the value of Barter Media delivered before and after such termination equals or exceeds the Square-Up Amount. The "Square-Up Amount" will be an amount equal to the pro-rata value of cash due to Yahoo pursuant to Sections 13.3 and 13.4 as of the date of such termination (e.g., if the Section 14.4(a) Termination Date (as defined in Section 14,4(a)) is May 15, 2000, Yahoo shall be due [*] of Barter Media). If the parties are unable to reach agreement on the value of the Barter Media delivered, such value shall be determined by an Independent, Industry-Recognized Third Party, the cost for which will be shared equally by the parties.


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14. Termination.

      14.1 Term. This Agreement shall commence upon the Effective Date and, unless terminated as provided herein, shall remain in effect for the Term.

      14.2 Termination by Either Party with Cause. This Agreement may be terminated at any time by either party: (i) immediately upon written notice if the other party: (a) becomes insolvent; (b) files a petition in bankruptcy; or (c) makes an assignment for the benefit of its creditors; or (ii) thirty (30) days after written notice to the other party of such other party's breach of any of its obligations under this Agreement in any material respect (ten (10) days in the case of a failure to pay), which breach is not remedied within such notice period. In the event that Yahoo provides a notice of termination under clause (ii) above, Yahoo shall have the right to suspend performance under Sections 2 - 8 of this Agreement for the notice period unless and until the breach is fully remedied by Global Sports prior to the expiration of the notice period.

      14.3  Termination by Yahoo. In addition to its termination rights under
            Section 14.2, Yahoo may terminate this Agreement upon forty five
            (45) days written notice to Global Sports if at any time during the Term an Independent, Industry-Recognized Third Party appointed at the request of Yahoo determines that the Global Sports Site (for this purpose, taking all of the sites that constitute the Global Sports Site as one site) is no longer one of the top five (5) sites for the on-line sale of Sports Merchandise in the United States over a reasonable period of time based on an evaluation of the following criteria: (i) the number of brick-and-mortar sporting goods stores whose products are marketed and sold through the site, (ii) the annual sales of such stores in the United States, (iii) the amount of online sales conducted through the site, and (iv) the quality and selection of the sporting goods products offered for sale by such stores on the site. Notwithstanding anything to the contrary herein, Yahoo will pay all fees and expenses of the Independent, Industry-Recognized Third Party appointed at Yahoo's request for this purpose. The Independent, Industry-Recognized Third Party shall submit its determination in writing to both Yahoo and Global Sports at the same time and shall provide a description of the reasons for its conclusion and references to the sources of all underlying data. Each party agrees to provide to the Independent, Industry-Recognized Third Party all available information and assistance necessary for the Independent, Industry-Recognized Third Party to undertake the above described analysis.

      14.4 Termination by Global Sports. In addition to its termination rights under Section 14.2, Global Sports shall have the following termination rights:

            (a) Upon at least ninety (90) days prior written notice to Yahoo, Global Sports shall have the right to terminate this Agreement at any time after the date that is [*] days after the Launch Date (i.e., Global Sports shall have no right to give a termination notice pursuant to this Section 14.4

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                  before the date that is ninety (90) days after the Launch
                  Date). In the event that Global Sports exercises its right to terminate this Agreement pursuant to this Section 14.4, Global Sports agrees that for the remainder of the original Term Global Sports shall continue to participate in the Yahoo Remote Merchant Integration Program and the Global Sports [*] Sponsorship on behalf of itself and the Global Sports Retailers unless Yahoo, in its sole discretion, elects, at any time, to terminate the participation of Global Sports or any Global Sports Retailer in such program. Global Sports is responsible for and shall ensure that all required materials (including updated creative, merchandising and data feeds) with respect to any Global Sports Retailer that Yahoo chooses to retain in the Yahoo Remote Merchant Integration Program are provided to Yahoo in accordance with the standard Yahoo Remote Merchant Integration Program specifications, and Global Sports shall retain the obligation to pay to Yahoo the Revenue Share Fee set forth in Section 13.5. Upon any termination by Global Sports under this Section 14.4(a), the parties agree that: (i) [*]; and (ii) any payments due to Yahoo under Sections 13.3 or
                  13.4 prior to the effective date of termination shall remain due and payable on the dates set forth therein, albeit the amounts shall be pro-rated to the effective date of such a termination (the " Section 14.4(a) Termination Date") (i.e., if the Section 14.4(a) Termination Date is May 15, 2000, Global Sports' payment due on April 15, 2000 shall be [*] (not including any other payments due under this Agreement)); and
                  (iii) in the event that as of the Section 14.4(a) Termination Date, Yahoo has not delivered, on a pro-rata basis, the number of Page Views specified in Section 12.2, it shall continue to deliver such Page Views beyond the Section 14.4(a) Termination Date until such pro-rata threshold is reached, provided that, in such case, except with respect to Sections 11, 13.3, and 13.4, the terms of this Agreement shall remain in full force and effect. For clarity, in the event of a termination of this Agreement under Section 14.4(a), the parties agree that Global Sports shall have no additional payment obligations beyond those set forth in this Agreement as a result of any extra Page Views delivered over and above the pro-rata amount of Page Views specified in Section 12.2 as of the Section 14.4(a) Termination Date.

            (b) At any time during the Term, upon forty five (45) days prior written notice to Yahoo, Global Sports shall have the right to terminate its participation (and the participation of the Global Sports Retailers) in the Yahoo Remote Merchant Integration Program if an Independent, Industry-Recognized Third Party appointed at the request of Global Sports has determined that the Yahoo Remote Merchant Integration Program does not permit a user to seamlessly navigate between and conduct transactions through Yahoo Shopping and the Global Sports RMI Site (for this purpose, taking all of the sites that constitute the Global Sports Site as one site) over a reasonable period of time. Global Sports will pay all fees and expenses of the Independent, Industry-Recognized Third Party appointed at Global Sport's request for this purpose. The Independent, Industry-Recognized Third Party shall submit its determination in writing to both Yahoo and Global Sports at the same time and shall provide


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                  a description of the reasons for its conclusion and references to the sources of all underlying data. Each party agrees to provide to the Independent, Industry-Recognized Third Party all available information and assistance necessary for the Independent, Industry-Recognized Third Party to undertake the above described analysis. Any termination of Global Sports'
                  (or a Global Sports Retailer's) participation in the Yahoo Remote Merchant Integration Program shall have no effect on the remaining provisions of this Agreement and each party's obligations with respect thereto (including, but not limited to, Global Sports' payment obligations under Section 13 and Yahoo's obligations under Section 11); provided that, in the event of any such termination, Global Sports shall continue to provide Yahoo all data related to transactions conducted through Global Sports Links on Yahoo Shopping that would have been collected without a termination pursuant to this Section 14.4(b).

      14.5 Right of First Presentation. Yahoo will provide written notice to Global Sports (a "Presentment Notice") in the event that: (i) during the Term, Yahoo intends to create, acquire, develop or otherwise make available a promotional merchant opportunity on a "Yahoo" branded web site where Yahoo controls the serving and hosting of advertising and that targets an audience in the United States substantially similar in scope and nature to the Sports Merchandise Merchant Program described in this Agreement, or (ii) during the Term, Yahoo is willing to renew this Sports Merchandise Merchant Program on identical terms to those described in this Agreement immediately upon expiration of the Term. Any Presentment Notice shall describe Yahoo's reasonable business requirements for the noticed opportunity. [*] If Global Sports [*] with Yahoo regarding an opportunity described in a Presentment Notice within [*] following its receipt thereof, or if the parties [*] within [*] following the commencement of [*] (or such later date as is agreed by the parties), Yahoo may [*] (subject to Section 11). Global Sports acknowledges that under no circumstances shall anything in this Section 14.4 be deemed to restrict Yahoo's ability to extend other merchant positions for any opportunity presented pursuant to this Section 14.4 to third parties.

      14.6 Survival. The provisions of Sections 1, 12.3, 13, 14.4(a), 15 through 19, and this Section 14.6 shall survive expiration or termination of this Agreement.

15. Confidential Information and Publicity.

      15.1 Terms and Conditions. The terms and conditions of this Agreement shall be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Neither party shall make any public announcement regarding the existence of this Agreement without the other party's prior written approval and consent. If this


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            Agreement or any of its terms must be disclosed under any law, rule or regulation (other than an order issued by a court of competent jurisdiction (e.g., a subpoena)), the disclosing party shall (i) give written notice of the intended disclosure to the other party at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and (iii) submit a request, to be agreed upon by the other party, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

      15.2 Publicity. Any and all publicity relating to this Agreement and subsequent transactions between Yahoo and Global Sports and the method of its release shall be approved in advance of the release in writing by both Yahoo and Global Sports. The parties agree that the press release attached hereto as Exhibit M may be issued upon the Effective Date.

      15.3 Nondisclosure Agreement. Yahoo and Global Sports acknowledge and agree to the Mutual Nondisclosure Agreement Terms attached hereto as Exhibit D with respect to the use and disclosure of all confidential information and all discussions pertaining to or leading to this Agreement. For clarity, the parties expressly agree that the terms of this Agreement (including, but not limited to, the terms set forth in Sections 11, 12, 13, and 14) shall be considered confidential information subject to the terms set forth in Exhibit D (including, but not limited to, paragraph 3).

      15.4 User Data. All information and data provided to Yahoo by users of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties shall be retained by and owned solely by Yahoo ("Yahoo User Data"). All information and data provided to Global Sports through a Global Sports Site or otherwise collected by Global Sports relating to user activity on a Global Sports Site shall be retained by and owned solely by Global Sports ("Global Sports User Data" and, collectively with Yahoo User Data, "User Data"). Each party agrees to either: (a)(i) use User Data only as affirmatively authorized by the user, (ii) not disclose, sell, license or otherwise transfer any such User Data to any third party and (iii) not use any User Data for the transmission of any e-mailed document or documents consisting of advertising material for the lease, sale, rental, gift offer, or other disposition of any realty, goods, services, or extension of credit that meet both of the following requirements: (1) the documents are addressed to a recipient with whom the initiator does not have an existing business or personal relationship; and (2) the documents are not sent at the request of, or with the express consent of, the recipient; or (b) become TRUSTe licensed and to use User Data only in strict accordance with TRUSTe's established policies and procedures and subject to TRUSTe's oversight. If any user requests,


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            or if Yahoo requests at the specific direction of any user, that
            Global Sports remove all personally identifiable information relating to such user from Global Sports' database and other records, then Global Sports shall promptly remove such personally identifiable information from its database and other records. For the purposes of this Section 15.4, "User Data" shall not be deemed to include aggregate, non-personally identifiable information.

      15.5 Privacy of User Information. Global Sports shall ensure that all information provided by users of a Global Sports Site or Global Sports RMI Site is maintained, accessed and transmitted in a secure environment and in compliance with industry standard security specifications. Global Sports shall provide a link to its policy regarding the protection of user data on those pages of a Global Sports Site or Global Sports RMI Site where the user is requested to provide personal or financial information. Global Sports represents and warrants that it has reviewed the FTC Order and will not knowingly engage in any conduct that would cause Yahoo to violate the FTC Order. Global Sports agrees to follow and comply with all reasonable instructions and directions of Yahoo to help ensure Yahoo's compliance with the FTC Order.

16. Indemnification.

      16.1 By Global Sports. Global Sports, at its own expense, will indemnify and hold harmless Yahoo and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought by a third party against Yahoo (and any resulting liability or damages incurred by or awarded against Yahoo) based on or arising from a claim that any Global Sports Brand Feature, any material, product or service produced, distributed, offered or provided by Global Sports, or any material presented on the Global Sports Site,
            (a) infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party,
            (b) is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, (c) is subject to any fees, royalties, licenses or any other payments to any parties, (d) violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, (e) breaches any obligation of Global Sports under this Agreement, or (f) has resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case: (x) Yahoo provides Global Sports with prompt notice of any such claim; (y) Yahoo permits Global Sports to assume and control the defense of such action upon Global Sports's written notice to Yahoo of its intention to indemnify; and (z) upon Global Sports' written request, and at no expense to Yahoo, Yahoo will provide to Global Sports all available information and assistance necessary for Global Sports to defend such claim. Global Sports will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Yahoo, without Yahoo's prior written consent. Global Sports will pay any and all


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            costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Yahoo in connection with or arising from any such claim, suit, action or proceeding if Global Sports elects not to assume and control the defense of such claim, suit or proceeding at its own expense; if Global Sports does assume and control the defense of such claim, suit or proceeding at its own expense, Yahoo will have the right to participate in such defense at its own expense and with counsel of its own choice, subject to Global Sports' control of such defense.

      16.2 By Yahoo. Yahoo, at its own expense, will indemnify and hold harmless Global Sports and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought by a third party against Global Sports or a Global Sports Retailer (and any resulting liability or damages incurred by or awarded against Global Sports or a Global Sports Retailer) based on or arising from a claim that any Yahoo Brand Feature (a) infringes in any manner any copyright, patent, trademark, trade secret or any other intellectual property right of any third party, (b) is or contains any material or information that is obscene, defamatory, libelous, slanderous, or that violates any law or regulation, (c) is subject to any fees, royalties, licenses or any other payments to any parties, (d) violates any rights of any person or entity, including, without limitation, rights of publicity, privacy or personality, (e) breaches any obligation of Yahoo under this Agreement, or (f) has resulted in any consumer fraud, product liability, tort, breach of contract, injury, damage or harm of any kind to any third party; provided, however, that in any such case:
            (x) Global Sports provides Yahoo with prompt notice of any such claim; (y) Global Sports permits Yahoo to assume and control the defense of such action upon Yahoo's written notice to Global Sports of its intention to indemnify; and (z) upon Yahoo's written request, and at no expense to Global Sports, Global Sports will provide to Yahoo all available information and assistance necessary for Yahoo to defend such claim. Yahoo will not enter into any settlement or compromise of any such claim, which settlement or compromise would result in any liability to Global Sports, without Global Sports' prior written consent. Yahoo will pay any and all costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred by Global Sports in connection with or arising from any such claim, suit, action or proceeding if Yahoo elects not to assume and control the defense of such claim, suit or proceeding at its own expense; if Yahoo does assume and control the defense of such claim, suit or proceeding at its own expense, Global Sports will have the right to participate in such defense at its own expense and with counsel of its own choice, subject to Yahoo's control of such defense.

17. Limitation of Liability.

      EXCEPT WITH RESPECT TO EACH PARTY'S OBLIGATIONS UNDER SECTION 16, UNDER NO CIRCUMSTANCES SHALL GLOBAL SPORTS OR YAHOO BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE


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      POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE
      OR ANTICIPATED PROFITS OR LOST BUSINESS.

18. Insurance.

      Global Sports agrees that it will obtain by November 1, 1999 or the Launch Date (whichever occurs first), and maintain during the remainder of the Term, insurance with coverage with a reputable carrier for commercial general liability and errors and omissions of at least [*] dollars per occurrence. Global Sports will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent, which shall not be unreasonably withheld.

19. General Provisions.

      19.1 Independent Contractors. It is the intention of Yahoo and Global Sports that Yahoo and Global Sports are, and shall be deemed to be, independent contractors with respect to the subject matter of this Agreement, and nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture, employment, agency, fiduciary or other similar relationship between Yahoo and Global Sports.

      19.2 Entire Agreement. This Agreement, together with all Exhibits, represents the entire agreement between Yahoo and Global Sports with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written.

      19.3 Amendment and Waiver. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by both parties. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

      19.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.

      19.5 Successors and Assigns. Neither party shall assign its rights or obligations under this Agreement without the prior written consent of the other party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a party to this Agreement; provided that, consent will be required in the event that the non assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a Competitor of the non-assigning party. All terms and provisions of this Agreement shall be binding upon and inure to the


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            benefit of the parties hereto and their respective permitted transferees, successors and assigns.

      19.6 Force Majeure. Neither party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

      19.7 Notices. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by facsimile or Electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to Yahoo at 3420 Central Expressway, Santa Clara, CA 95051, Fax: (408) 731-3301 Attention: Vice President (e-mail:
            [*]), with a copy to its General Counsel (e-mail: [*]), and if to Global Sports at the physical or electronic mail address set forth on the signature page of this Agreement, or to such other addresses as either party shall specify to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

      19.8 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      19.9 Sole Responsibility. Global Sports will remain solely responsible for the operation of the Global Sports Site, and Yahoo will remain solely responsible for the operation of the Yahoo Properties. Each party: (a) acknowledges that the Global Sports Site and the Yahoo Properties may be subject to temporary shutdowns due to causes beyond the operating party's reasonable control; and (b) subject to the terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective Internet-based service.

      19.10 Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

      19.11 Authority. Each of Yahoo and Global Sports represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

      19.12 Attorneys Fees. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses, including reasonable attorneys' fees.


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                            [signature page follows]


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      This Advertising and Promotion Agreement has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                               GLOBAL SPORTS, INC.


By:  _____________________                      By:  ________________________

Name:  ___________________                      Name:  ______________________

Title:   ___________________                    Title:   _______________________

Attn: Chief Sales and Marketing Officer         Attn: Chief Executive Officer
3420 Central Expressway                         555 South Henderson Road,
Santa Clara, CA 95051                           King of Prussia, PA 19406
Tel.: (408) 731-3300                            Tel: (610) 878-8650
Fax: (408) 731-3301                             Fax: (610) 768-0753
e-mail: [*]                                     e-mail: [*]


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